As filed with the Securities and Exchange Commission on July 23, 2004

Registration No. 333-95291

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Address of principal executive offices)

QUALCOMM INCORPORATED 1991 STOCK
OPTION PLAN

(Full title of the plan)

IRWIN MARK JACOBS
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121

858-587-1121

(Name, Address, and Telephone Number of Agent For Service)

SIGNATURE

DEREGISTRATION OF SHARES

Effective as of February 27, 2001, the Registrant adopted the QUALCOMM Incorporated 2001 Stock Option Plan (the “2001 Plan”), which is intended to replace its QUALCOMM Incorporated 1991 Stock Option Plan (the “1991 Plan”). Accordingly, no future option grants will be made pursuant to the 1991 Plan. This Post-Effective Amendment No. 3 to the Registrant’s Registration Statements on Form S-8 listed below (collectively the “Registration Statements”) is filed to deregister 2,436,222 shares previously registered that remain available for future grant under the Registrant’s 1991 Plan. The 2,436,222 shares deregistered by this Post-Effective Amendment No. 3 will be registered, by a subsequently filed registration statement on Form S-8 for the 2001 Plan, and the associated registration fee paid by the Registrant to register shares issuable under its 1991 Plan on the Registration Statements will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant’s 2001 Plan. Please note, however, that 48,233,851 shares remain subject to outstanding options previously granted under the Registrant’s 1991 Plan. Accordingly, the Registration Statements will remain in effect to cover the potential exercise of such outstanding options.

1.	Registration Statement No. 33-45083 filed January 16, 1992;

2.	Registration Statement No. 33-78150 filed April 26, 1994;

3.	Registration Statement No. 33-78158 filed April 26, 1994;

4.	Registration Statement No. 333-2752 filed March 25, 1996;

5.	Registration Statement No. 333-2754 filed March 25, 1996;

6.	Registration Statement No. 333-2756 filed March 25, 1996;

7.	Registration Statement No. 333-32013 filed July 24, 1997;

8.	Registration Statement No. 333-69457 filed December 22, 1998; and

9.	Registration Statement No. 333-95291 filed January 24, 2000.

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SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the July 20, 2004.

QUALCOMM INCORPORATED
By:	/s/ Irwin Mark Jacobs
Irwin Mark Jacobs, Chairman of the Board
and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statements has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Irwin Mark Jacobs Irwin Mark Jacobs	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2004
/s/ William E. Keitel William E. Keitel	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 22, 2004
/s/ Richard C. Atkinson Richard C. Atkinson	Director	July 20, 2004
/s/ Adelia A. Coffman Adelia A. Coffman	Director	July 20, 2004

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Signature	Title	Date
/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	July 20, 2004
/s/ Diana Lady Dougan Diana Lady Dougan	Director	July 20, 2004
/s/ Robert E. Kahn Robert E. Kahn	Director	July 20, 2004
/s/ Duane A. Nelles Duane A. Nelles	Director	July 20, 2004
/s/ Peter M. Sacerdote Peter M. Sacerdote	Director	July 20, 2004
/s/ Brent Scowcroft Brent Scowcroft	Director	July 20, 2004
/s/ Marc I. Stern Marc I. Stern	Director	July 20, 2004
/s/ Richard Sulpizio Richard Sulpizio	Director	July 20, 2004

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